EXHIBIT 99.1

Anaren Reports 3rd Quarter Results

SYRACUSE, N.Y., April 30, 2009 (GLOBE NEWSWIRE) -- Anaren, Inc. (Nasdaq:ANEN) today reported record net sales for the fiscal 2009 third quarter ended March 31, 2009 of $43.5 million, up 33.4% from $32.6 million for the third quarter of last year. Net sales for the third quarter of fiscal 2009 included $10.8 million of sales from M.S. Kennedy Corp. and Unicircuit, Inc., acquisitions which closed in the Company's first quarter ending September 30, 2008 and are reported within the Space & Defense Group.

GAAP (U.S. generally accepted accounting principles) net income for the third quarter of fiscal 2009 was $3.5 million, or $0.25 per diluted share, compared to $2.8 million, or $0.19 per diluted share, for the third quarter of last year, which included $0.05 per diluted share of income from discontinued operations.

Non-GAAP diluted earnings per share, excluding non-cash equity based compensation and acquisition related intangible amortization, was $0.30 for the third quarter of fiscal 2009 compared to non-GAAP earnings per share of $0.24 for the third quarter of fiscal 2008, which included $0.05 per diluted share of income from discontinued operations.

The effective tax rate for the third quarter of fiscal 2009 was 25.7%, compared to an effective tax rate on income from continuing operations of 27.4% for the third quarter of fiscal 2008. The tax rate decrease resulted from the reinstatement of the federal research and experimentation credit in the second quarter of the current fiscal year.

GAAP operating income for the third quarter of fiscal 2009 was $4.7 million, or 10.9% of net sales, up 107% from $2.3 million, or 7.0% of net sales, for the third quarter of last year. Non-GAAP operating income for the third quarter of fiscal 2009, excluding non-cash equity based compensation and acquisition related intangible amortization was $5.8 million, or 13.3% of net sales, up 79% from $3.2 million, or 9.9% of net sales, for the third quarter of fiscal 2008.

Lawrence A. Sala, Anaren's President and CEO, said, "The growth in net sales for the quarter was driven by the Space & Defense Group, which continued to experience a strong flow of new orders. The increase in net sales, a very favorable overall sales mix and our continued cost containment efforts resulted in improved profitability for the quarter."

Net sales for the nine months ended March 31, 2009 were $123.1 million, up 26.8% from net sales of $97.1 million for the first nine months of last year. Sales for the first nine months of fiscal 2009 included $25.5 million of sales from M.S. Kennedy Corp and Unicircuit, Inc. GAAP net income for the first nine months of fiscal 2009 was $6.4 million, or $0.45 per diluted share, compared to $8.1 million, or $0.53 per diluted share for the first nine months of last year, which included $0.05 per diluted share of income from discontinued operations.

Non-GAAP diluted earnings per share, excluding non-cash equity based compensation, acquisition related inventory step-up and intangible amortization, was $0.74 for the first nine months of fiscal 2009 compared to non-GAAP diluted earnings per share of $0.66 for the first nine months of fiscal 2008, which included $0.05 per diluted share of income from discontinued operations.

During the third quarter, the Company generated $8.6 million in operating cash flow and did not repurchase any shares of its common stock. Expenditures for capital additions in the third quarter were $1.8 million. Cash, cash equivalents and marketable debt securities at March 31, 2009 were $50.4 million.

Wireless Group

Wireless Group net sales for the quarter were $17.2 million, down 14.7% from the third quarter of fiscal 2008 but up 3.4% sequentially from the second quarter of fiscal 2009. Strong demand for standard components, predominately from customers in China, drove the increase in sales from the second quarter.

Sales of consumer component products were $1.5 million for the current 3rd quarter, up 75% from the third quarter of last year and up 3% compared to the second quarter of fiscal 2009. This sales increase is due to continued demand for satellite television, laptop computer and cellular telephone applications. The Group continued to capture new consumer component design wins for WLAN and other consumer wireless applications during the quarter.

Customers that generated greater than 10% of Wireless Group net sales for the quarter were Nokia, Richardson, and Huawei.

Space & Defense Group

Space & Defense Group net sales for the quarter were $26.3 million, up 112% from the third quarter of fiscal 2008 and included $10.8 million of net sales from M.S. Kennedy Corp and Unicircuit, Inc. New orders for the quarter totaled $26.6 million and included contracts for components and assemblies for use in satellite, radar, airborne jamming and passive ranging applications. Space & Defense Group order backlog at March 31, 2009 was $87.0 million and included approximately $24.0 million from M.S. Kennedy and Unicircuit.

Customers that generated greater than 10% of Space & Defense Group net sales for the quarter were Lockheed Martin, SRC Tec, and Raytheon.

Non-GAAP Financial Measures

In addition to presenting financial results calculated in accordance with GAAP, Anaren's earnings release contains non-GAAP financial measures, including: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These non-GAAP measures are each adjusted from GAAP results to exclude certain non-cash items including equity based compensation and acquisition related inventory step-up and intangible amortization.

The Company believes these non-GAAP financial measures provide useful information to both management and investors to help understand and compare business trends among reporting periods on a consistent basis. Additionally, these non-GAAP financial measurements are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Outlook

For the fourth quarter of fiscal 2009, we anticipate comparable sales to our just completed third quarter with higher demand for the Space & Defense Group and lower demand for the Wireless Group. As a result, we expect net sales to be in the range of $41 to $46 million. We expect GAAP net earnings per diluted share to be in the range of $0.19 - $0.23 using an anticipated tax rate of approximately 31.0% and is inclusive of approximately $0.05 - $0.06 per share in charges related to expected equity based compensation expense and amortization of acquired intangibles related to the two recent acquisitions. Non-GAAP net earnings per diluted share are expected to be in the range of $0.25 - $0.29 for the fourth quarter.

Forward-Looking Statements

The statements contained in this news release which are not historical information are "forward-looking statements". These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment.

These known risks and uncertainties include, but are not limited to: the Company's ability to successfully integrate the MSK and Unicircuit acquisitions, including but not limited to, the timely installation of appropriate financial controls; unknown liabilities not identified during due diligence; not realizing the expected benefits of the acquisitions, including the realization of the accretive effects from the acquisitions; the Company's increased indebtedness after the acquisitions, and the unanticipated loss of key management employees. Other non-acquisition related risks and uncertainties include: the Company's ability to timely ramp up to meet some of our customers' increased demands; potential delay or inability to collect account receivables due to the current economic recession; unanticipated delays in successfully completing customer orders within contractually required timeframes; unanticipated penalties resulting from failure to meet contractually imposed delivery schedules; unanticipated costs and damages resulting from replacement or repair of products found to include latent defects; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; the ability to successfully transition the production of resistive products from the Company's Salem, New Hampshire facility to the Company's Suzhou China facility; order cancellations or extended postponements; the risks associated with any technological shifts away from the Company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2008 Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

Conference Call

Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) on Thursday, April 30, 2009 at 5:00 p.m. EDT. A replay of the conference call will be available at 8:00 p.m. (EDT) beginning April 30, 2009 through midnight May 4, 2009. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and International at 1-719-457-0820. The access code is 9470954. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-877-419-6603 and International is 1-719-325-4887.

Company Background

Anaren designs, manufactures and sells complex microwave components and subsystems for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.

                              ANAREN, INC.
              Condensed Consolidated Statements of Income
                              (Unaudited)

                       Three Months Ended        Nine Months Ended
                   ------------------------- -------------------------
                    Mar.31,2009  Mar.31,2008  Mar.31,2009  Mar.31,2008
                   ------------ ------------ ------------ ------------
 Sales             $ 43,506,697 $ 32,618,733 $123,074,010 $ 97,076,907

 Cost of sales       28,423,184   22,478,241   84,167,791   66,016,934
                   ------------ ------------ ------------ ------------
   Gross profit      15,083,513   10,140,492   38,906,219   31,059,973
                   ------------ ------------ ------------ ------------
                           34.7%        31.1%       31.6%         32.0%
 Costs and expenses
  Marketing           2,360,415    1,766,226    6,505,580    5,299,409
  Research and
   development        3,391,666    2,675,685    9,499,643    7,565,676
  General and
   administrative     4,600,911    3,408,432   13,993,206   10,133,938
                   ------------ ------------ ------------ ------------
   Total operating
    expenses         10,352,992    7,850,343   29,998,429   22,999,023

 Operating income     4,730,521    2,290,149    8,907,790    8,060,950
                   ------------ ------------ ------------ ------------
                           10.9%         7.0%         7.2%         8.3%
 Other income
  (expense)
  Other income,
   primarily
   interest             257,365      535,582      967,716    1,883,991
  Interest expense     (311,445)      (6,142)  (1,199,707)     (52,574)
                   ------------ ------------ ------------ ------------
   Total other
    income
    (expense)           (54,080)     529,440     (231,991)   1,831,417
                   ------------ ------------ ------------ ------------

 Income from
  continuing
  operations
  before income
  tax                 4,676,441    2,819,589    8,675,799    9,892,367
 Income taxes         1,200,000      773,000    2,274,000    2,589,000
                   ------------ ------------ ------------ ------------
   Income from
    continuing
    operations     $  3,476,441 $  2,046,589 $  6,401,799 $  7,303,367
                   ============ ============ ============ ============
                            8.0%         6.3%         5.2%         7.5%
 Discontinued
  operations:
 Income from
  discontinued
  operations                 --      770,000           --      770,000
                   ------------ ------------ ------------ ------------

 Net income        $  3,476,441 $  2,816,589 $  6,401,799 $  8,073,367
                   ============ ============ ============ ============
                            8.0%         8.6%         5.2%         8.3%
 Basic earnings
  per share:
  Income from
   continuing
   operations      $       0.25 $       0.14 $       0.46 $       0.49
  Income from
   discontinued
   operations      $         -- $       0.05 $         -- $       0.05
                   ------------ ------------ ------------ ------------
  Net income       $       0.25 $       0.19 $       0.46 $       0.54
                   ============ ============ ============ ============

 Diluted earnings
  per share:
  Income from
   continuing
   operations      $       0.25 $       0.14 $       0.45 $       0.48
  Income from
   discontinued
   operations      $         -- $       0.05 $         -- $       0.05
                   ------------ ------------ ------------ ------------
  Net income       $       0.25 $       0.19 $       0.45 $       0.53
                   ============ ============ ============ ============

 Shares used in
  computing net
  income per share
   Basic             13,812,120   14,301,900   13,916,255   15,022,181
                   ============ ============ ============ ============
   Diluted           14,062,303   14,479,862   14,102,237   15,282,144
                   ============ ============ ============ ============

                              ANAREN, INC.
                  Condensed Consolidated Balance Sheets
                               (Unaudited)

                                       March 31, 2009    June 30, 2008
                                       --------------   --------------
 Assets:
 Cash, cash equivalents and short-term
  investments                          $   48,259,331   $   31,784,754
 Accounts receivable, net                  26,212,190       23,101,590
 Other receivables                          1,567,950        1,505,162
 Inventories                               38,724,987       26,981,367
 Other current assets                       3,893,334        3,409,084
                                       --------------   --------------
   Total current assets                   118,657,792       86,781,957

 Net property, plant and equipment         53,918,566       42,266,431
 Securities available for sale              1,440,000          314,200
 Securities held to maturity                2,091,688       11,993,768
 Goodwill                                  42,073,489       30,715,861
 Other intangibles                         11,642,121               --
 Other assets                                  29,918           31,159
                                       --------------   --------------
 Total assets                          $  229,853,574   $  172,103,376
                                       ==============   ==============

 Liabilities and stockholders' equity
 ------------------------------------

 Liabilities:
 Current portion long-term debt        $    9,800,000   $           --
 Accounts payable                           9,307,966        9,160,496
 Accrued expenses                           4,275,446        2,581,074
 Customer advance payments                    447,692        1,259,001
 Other liabilities                          2,380,304        2,618,422
                                       --------------   --------------
   Total current liabilities               26,211,408       15,618,993
                                       --------------   --------------

 Long term debt                            40,000,000               --
 Other non-current liabilities              7,942,017        5,620,727
                                       --------------   --------------
   Total liabilities                       74,153,425       21,239,720

 Stockholders' equity:
 Retained earnings                        100,942,081       94,540,282
 Common stock and additional
  paid-in capital                         195,845,518      192,587,790
 Accumulated comprehensive loss              (153,047)        (343,990)
   Less: cost of treasury stock          (140,934,403)    (135,920,426)
                                       --------------   --------------
   Total stockholders' equity             155,700,149      150,863,656
                                       --------------   --------------

 Total liabilities and stockholders'
  equity                               $  229,853,574   $  172,103,376
                                       ==============   ==============

                             ANAREN, INC.
  Reconciliation of GAAP and Non-GAAP Gross Profit, Operating Income,
                        and Earnings Per Share
                              (Unaudited)

                       Three Months Ended        Nine Months Ended
                   ------------------------- -------------------------
                    Mar.31,2009  Mar.31,2008  Mar.31,2009  Mar.31,2008
                   ------------ ------------ ------------ ------------

 Net sales         $ 43,506,697 $ 32,618,733 $123,074,010 $ 97,076,907
                   ============ ============ ============ ============

 GAAP gross profit   15,083,513   10,140,492   38,906,219   31,059,973
  Equity based
   compensation
   expense (1)          244,512      192,914      694,012      625,487
  Acquisition
   related
   inventory
   step-up (2)               --           --    2,163,506           --
  Acquisition
   related
   amortization of
   intangibles (3)     (246,833)          --      104,000           --
                   ------------ ------------ ------------ ------------
    Non-GAAP gross
     profit        $ 15,081,192 $ 10,333,406 $ 41,867,737 $ 31,685,460
                   ============ ============ ============ ============
    % of sales             34.7%        31.7%        34.0%        32.6%

 GAAP operating
  income           $  4,730,521 $  2,290,149 $  8,907,790 $  8,060,950
  Equity based
   compensation
   expense (1)          996,949      942,830    3,048,166    2,781,092
  Acquisition
   related
   inventory
   step-up (2)               --           --    2,163,506           --
  Acquisition
   related
   amortization of
   intangibles (3)       62,882           --      777,879           --
                   ------------ ------------ ------------ ------------
    Non-GAAP
     operating
     income        $  5,790,352 $  3,232,979 $ 14,897,341 $ 10,842,042
                   ============ ============ ============ ============
    % of sales             13.3%         9.9%        12.1%        11.2%

 GAAP net income   $  3,476,441 $  2,816,589 $  6,401,799 $  8,073,367
  Equity based
   compensation
   expense (1)          996,949      942,830    3,048,166    2,781,092
  Acquisition
   related
   inventory
   step-up (2)               --           --    2,163,506           --
  Acquisition
   related
   amortization of
   intangibles (3)       62,882           --      777,879           --
  Tax effect           (340,000)    (243,000)  (1,964,000)    (716,000)
                   ------------ ------------ ------------ ------------
    Non-GAAP net
     income        $  4,196,272 $  3,516,419 $ 10,427,350 $ 10,138,459
                   ============ ============ ============ ============
    % of sales              9.6%        10.8%         8.5%        10.4%

 Diluted earnings
  per share:
  GAAP net income  $       0.25 $       0.19 $       0.45 $       0.53
   Equity based
    compensation
    expense        $       0.07 $       0.07 $       0.22 $       0.18
   Acquisition
    related
    inventory
    step-up        $         -- $         -- $       0.15 $         --
   Acquisition
    related
    amortization of
    intangibles    $         -- $         -- $       0.06 $         --
   Tax adjustments $      (0.02)$      (0.02)$      (0.14)$      (0.05)
                   ------------ ------------ ------------ ------------
  Non-GAAP net
   income per
   share           $       0.30 $       0.24 $       0.74 $       0.66
                   ------------ ------------ ------------ ------------

  Shares used in
   computing
   diluted net
   income per share  14,062,303   14,479,862   14,102,237   15,282,144
                   ============ ============ ============ ============

 1) These costs represent expense recognized in accordance with FASB
    Statement No. 123R,Share-based Payment.
 2) These costs represent purchase accounting charges for step-up in inventory to fair market value charged to cost of goods sold related to the sale of acquisition related inventory in the nine months and quarter ended March 31, 2009.
 3) These costs represent amortization of purchase accounting charges for acquisition related intangibles charged to expense for the nine months and quarter ended March 31, 2009.
 4) The following table details the Non-GAAP, Non-Cash expenses related to equity compensation and acquisition related inventory step-up and intangible amortization by expense category.

                   Three Months Ended March 31, 2009
                   ---------------------------------

                               Acquisition
                Equity Based    Inventory     Intangible
                Compensation     Step-up     Amortization      Total
                ------------     -------     ------------      -----
 Cost of Sales   $  244,512            --     $ (246,833)   $   (2,321)
 Marketing           72,292            --             --        72,292
 Research &
  Development       135,705            --             --       135,705
 General and
  Administrative    544,440            --        309,715       854,155
                 ----------    ----------     ----------    ----------

                 $  996,949    $       --     $   62,882    $1,059,831
                 ==========    ==========     ==========    ==========

                   Nine Months Ended March 31, 2009
                   --------------------------------

                               Acquisition
                Equity Based    Inventory     Intangible
                Compensation     Step-up     Amortization      Total
                ------------     -------     ------------      -----

 Cost of Sales   $  694,012    $2,163,506     $  104,000    $2,961,518
 Marketing          217,978            --             --       217,978
 Research &
  Development       415,006            --             --       415,006
 General and
  Administrative  1,721,170            --        673,879     2,395,049
                 ----------    ----------     ----------    ----------

                 $3,048,166    $2,163,506     $  777,879    $5,989,551
                 ==========    ==========     ==========    ==========

                             ANAREN, INC.
            Condensed Consolidated Statements of Cash Flows
                              (Unaudited)

                                        Three Months      Nine Months
                                        ------------      -----------
                                            Ended            Ended
                                            -----            -----
                                        Mar. 31, 2009    Mar. 31, 2009
                                       --------------   --------------

 Cash flows from operating activities:
   Net income                          $    3,476,441   $    6,401,799
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
     Depreciation                           2,159,399        6,083,164
     Amortization                             141,702        1,057,586
     Loss on disposal of fixed asset                -           (3,791)
     Deferred income taxes                     60,000         (468,000)
     Equity based compensation                996,949        3,048,166
     Receivables                              424,097        3,309,987
     Inventories                             (136,376)        (623,746)
     Accounts payable                       1,511,613         (485,898)
     Other assets and liabilities              14,349       (2,165,702)
                                       --------------   --------------
     Net cash provided by operating
      activities                            8,648,174       16,153,565
                                       --------------   --------------
  Cash flows from investing activities:
   Capital expenditures                    (1,839,068)      (5,474,839)
   Payment for purchase of acquisitions      (870,193)     (48,166,067)
   Net maturities of marketable debt
    and equity securities                     200,000       13,978,709
                                       --------------   --------------
   Net cash used in investing
    activities                             (2,509,261)     (39,662,197)
                                       --------------   --------------

 Cash flows from financing activities:
   Proceeds from note payable                      --       49,800,000
   Payment on mortgage payable                     --       (1,209,574)
   Stock options exercised                     25,240          229,641
   Excess tax benefit from exercise of
    stock options                                 366           28,312
   Purchase of treasury stock                      --       (5,013,977)
                                       --------------   --------------
   Net cash provided by financing
    activities                                 25,606       43,834,402
                                       --------------   --------------

   Effect of exchange rates                    (8,235)           5,143
   Net increase in cash and cash
    equivalents                             6,156,284       20,330,913
 Cash and cash equivalents at
  beginning of period                      24,885,454       10,710,825
                                       --------------   --------------
 Cash and cash equivalents at end
  of period                            $   31,041,738   $   31,041,738
                                       ==============   ==============

CONTACT:  Anaren, Inc.
          George Blanton, CFO
            315-362-0436
          Joseph E. Porcello, VP-Accounting
            315-362-0514